Exhibit 23.3

INDEPENDENT AUDITORS' REPORT

Shareholders and Board of Directors
Esterline Technologies Corporation
Bellevue, Washington

We have audited the consolidated balance sheet of Esterline Technologies Corporation and subsidiaries (the Company) as of October 31, 1999, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the year then ended. Our audit also included the consolidated financial statement schedule of the Company for the year ended October 31, 1999, listed in Item 14(a). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Esterline Technologies Corporation and subsidiaries at October 31, 1999, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Deloitte & Touche LLP

Seattle, Washington
December 9, 1999